UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2011
W. P. CAREY & CO. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	— Entry into a Material Definitive Agreement.
     W. P. Carey & Co. LLC (“W. P. Carey”) has entered into a Credit Agreement dated as of May 2, 2011, by and among the Borrowers set forth therein, all of which are subsidiaries of W. P. Carey ( the “Borrowers”), W. P. Carey as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the “Credit Facility”). The Credit Facility provides the Borrowers with revolving loan commitments that total $30 million, and matures on June 29, 2012, except as otherwise provided in the Credit Facility.
     The Credit Facility includes customary representations, warranties, negative and affirmative covenants including covenants relating to the maintenance of certain financial ratios, as well as customary default provisions that could result in acceleration of the Credit Facility. Borrowings under the Credit Facility bear interest, at W. P. Carey’s election, at a rate equal to either: (i) the Adjusted LIBO Rate (as defined in the Credit Facility) plus 2.50%, or (ii) the Alternative Base Rate (as defined in the Credit Facility) plus 3.50%.
     The Borrowers’ obligations under the Credit Facility are secured by the Collateral and Mortgaged Properties (in each case, as defined in the Credit Facility). While the Credit Facility was put in place to finance certain cash elections made in connection with the Merger (as hereinafter defined), repay certain property level indebtedness and for general corporate purposes, no amounts were drawn in connection with the Merger and the Credit Facility is expected to be utilized primarily for general corporate purposes.
     A copy of the Credit Facility is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Credit Facility above is qualified in its entirety by reference to the full text of the Credit Facility.

ITEM 2.01	— Completion of Acquisition or Disposition of Assets.
     On May 3, 2011, W. P. Carey announced the completion of the merger of Corporate Property Associates 14 Incorporated (“CPA®:14”) with and into a subsidiary of Corporate Property Associates 16 — Global Incorporated (“CPA®:16—Global”) on May 2, 2011 (the “Merger”). Pursuant the terms of the Merger, W. P. Carey converted all of the CPA®:14 shares that it and its subsidiaries owned at the time of the Merger into 13.2 million shares of CPA®:16—Global common stock, and it purchased 13.75 million additional shares of CPA®:16—Global common stock for an aggregate purchase price of $121 million in cash.
     Additionally, in connection with the Merger, Carey Asset Management Corp., a subsidiary of W. P. Carey and the advisor to both CPA®:14 and CPA®:16—Global (“CAM”), received fees totaling approximately $52.5 million from CPA®:14, $31.2 million of which were paid in restricted shares of CPA ®:14 common stock. These fees represent subordinated disposition and incentive fees and fees for the termination of the Amended and Restated Advisory Agreement dated as of October 1, 2009, by and among CPA®:14 and CAM (the “Advisory Agreement”). Of the total fees, CAM received approximately $6.1 million in fees that had accrued but had not yet been paid under the Advisory Agreement as of the time of the Merger. Prior to the Merger, CAM owned 8,364,474 restricted shares of CPA®:14 common stock, and, in connection with the Merger and the resulting termination of the Advisory Agreement, received an additional 2,717,138 restricted shares of CPA®:14 common stock. Under the terms of the Restricted Stock Agreement dated as of December 10, 2010 (the “Restricted Stock Agreement”), by and among CAM and CPA®:14, the 8,364,474 restricted shares of CPA®:14 common stock owned by CAM prior to the Merger were converted into 9,980,490 restricted shares of CPA®:16—Global, the 2,717,138 restricted shares of CPA®:14 common stock that CAM received in connection with the termination of the Advisory Agreement were converted into 3,242,089 restricted shares of CPA®:16—Global common stock. Such restricted shares will vest ratably over five years.
     Additionally, on May 3, 2011, W. P. Carey announced the completion of the previously announced acquisition of various assets from CPA®:14 on May 2, 2011(the “Asset Acquisition”). Pursuant to the terms of the Sale and Purchase Agreement dated as of December 13, 2010, by and among W. P. Carey and CPA®:14 (the “Sale and Purchase Agreement”), W. P. Carey agreed to purchase CPA®:14’s interest in three properties immediately prior to the closing of the Merger for an aggregate purchase price of approximately $32.1 million, plus the assumption of approximately $64.7 million of indebtedness (the “W. P. Carey Asset Purchase”). The properties consisted primarily of office facilities located in the United States. The purchase price for these properties was based on their appraised values.
     A copy of the Press Release discussing the Merger and the Asset Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 2.03	— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On May 2, 2011, W. P. Carey became obligated as a guarantor under the Credit Facility described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.
Cautionary Statement Concerning Forward-Looking Statements:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect W. P. Carey’s future results, performance, achievements or transactions.
     Factors that could cause actual results or other outcomes to differ materially from those described in this Current Report on Form 8-K include, among others: changes in national or regional economic and business conditions, including changes in interest rates and the availability and cost of capital; and potential liability under, and changes in, environmental, zoning, tax and other laws; and other factors.
     All subsequent written and oral forward-looking statements attributable to W. P. Carey or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

ITEM 9.01	- Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement dated as of May 2, 2011, by and among Corporate Property Associates 9, L.P., Paper Limited Liability Company, Torrey Pines Limited Partnership and WALS (IN) LLC (collectively, the “Borrowers”), W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

99.1	Press Release titled “W. P. Carey & Co. Announces Closing of Merger of CPA®:14 and CPA®:16-Global” issued on May 3, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: May 6, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Secretary